UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2008
KELLOGG COMPANY
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of Principal Executive Offices, Including Zip Code)
(269) 961-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 3, 2008, Kellogg Company (the “Company”) priced an offering of 4.25% Senior Notes due March 6, 2013 (the “Notes”). In connection with such offering, the Company entered into an Underwriting Agreement, dated March 3, 2008 with Banc of America Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters mentioned therein. The Notes were registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-72312) filed on October 26, 2001.
The Notes are issued under an indenture, dated as of March 15, 2001, between the Company and The Bank of New York Trust Company, N.A. (successor to BNY Midwest Trust Company), as trustee, as supplemented by an Officers’ Certificate, dated March 6, 2008 (the “Officers’ Certificate”).
On March 4, 2008, the Company filed with the Securities and Exchange Commission a Prospectus Supplement dated March 3, 2008 in connection with the public offering of the Notes.
For a complete description of the terms and conditions of the Underwriting Agreement, the Notes and the Officers’ Certificate, please refer to such documents, each of which is filed with this Form 8-K and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation of a Registrant.
The information set forth under Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are filed with this Form 8-K:

Exhibit No.	Document

1.1	Underwriting Agreement, dated March 3, 2008, by and among Kellogg Company, Banc of America Securities LLC and Citigroup Global Markets Inc.

4.1	Officers’ Certificate of Kellogg Company (with form of 4.25% Senior Note due March 6, 2013)

12.1	Calculation of Ratio of Earnings to Fixed Charges

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kellogg Company

/s/ Gary H. Pilnick

By: Gary H. Pilnick
Its: Senior Vice President, General Counsel, Corporate Development and Secretary
Date: March 6, 2008

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